UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2007

Network Equipment Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-10255 (Commission File Number)	94-2904044 (IRS Employer ID No.)

6900 Paseo Padre Parkway, Fremont, California 94555  ph: (510) 713-7300
(Address of principal executive offices, including zip code, and telephone number, including area code,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends the Current Report on Form 8-K of Network Equipment Technologies, Inc. (the” Company”) filed with the Securities and Exchange Commission (“SEC”) on October 31, 2007 (the “Original Form 8-K”). The purpose of this amendment is to correct certain data in the exhibit to the original filing, which were misstated as a result of errors in the conversion of the document into the format required for filing with the SEC.

Item 2.02.  Results of Operations and Financial Condition.

On October 31, 2007, Network Equipment Technologies, Inc. issued a press release announcing its financial results for the quarter ended September 28, 2007.  With this Form 8-K/A, the Company is furnishing a replacement of the condensed consolidated financial statements accompanying the press release as filed with the Original Form 8-K. The specific data corrected are the amounts shown as total revenue, total cost of revenue, and total operating expenses in the condensed consolidated statements of operations, and for total current assets and total current liabilities in the condensed consolidated balance sheets.

The information in this Item 2.02 is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

99

Condensed consolidated financial data corrected November 6, 2007, to accompany the press release dated October 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2007	Network Equipment Technologies, Inc. By: /s/ JOHN F. MCGRATH, JR. Name: John F. McGrath, Jr. Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99	Condensed consolidated financial data corrected November 6, 2007, to accompany the press release dated October 31, 2007.